UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

SILVERSUN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2011 (the “Effective Date”), SilverSun Technologies, Inc., a Delaware corporation (the “Corporation”), entered into a Series B Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with the Company’s Chief Executive Officer, Mr. Mark Meller (the “Series B Holder”), pursuant to which the Series B Holder was issued the only one (1) authorized share of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).  The Series B Holder was issued one (1) share of Series B Preferred Stock as partial consideration for such Series B Holder’s agreement to personally guarantee the repayment of two promissory notes (the “Notes”), dated April 11, 2011, each in the principal face amount of $275,000, for an aggregate principal sum of $550,000 the terms of which are incorporated by reference herein as Exhibit 10.1.

The Series B Preferred Stock has the rights, privileges, preferences and restrictions set for in the Certificate of Designation (the “Certificate of Designation”) filed by the Corporation with the Secretary of State of the State of Delaware (“Delaware Secretary of State”) on September 23, 2011, as more fully described in Item 5.03 below.

Each one (1) share of the Series B Preferred shall have voting rights equal to (x) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote divided by (y) forty nine one-hundredths (0.49) minus (z) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote.  For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of the Series B Preferred Stock shall be equal to 5,204,082 (e.g. (5,000,000 / 0.49) – 5,000,000 = 5,204,082).

The foregoing descriptions of the Notes and the Preferred Stock Purchase Agreement are not intended to be complete and are qualified in their entirety by the complete text of the Form of Note incorporated by reference herein as Exhibit 10.1 and the complete text of the Form of Preferred Stock Purchase Agreement attached herein as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 3.03 Material Modification to Rights of Security Holders.

On September 23, 2011, the Corporation filed the Certificate of Designation with the Delaware Secretary of the State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series B Preferred Stock.  Among other things, each one share of Series B Preferred Stock shall entitle the Series B Holder to have voting rights equal to (x) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote divided by (y) forty nine one-hundredths (0.49) minus (z) the total issued and outstanding Common Stock eligible to vote at the time of the respective vote.  For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of the Series B Preferred Stock shall be equal to 5,204,082 (e.g. (5,000,000 / 0.49) – 5,000,000 = 5,204,082).

The foregoing description of the Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 1,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. However, so long as any shares of Series A Convertible Preferred Stock (“Series A Preferred”) are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred, alter or change the rights, preferences or privileges of the Series A Preferred so as to affect adversely the holders of Series A Preferred Stock.  On September 14, 2011 the Board approved by unanimous written consent an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of Series B Preferred Stock.  On September 14, 2011 the holders of Series A Preferred approved by unanimous written consent an amendment to the Corporation’s Certificate of incorporation to designate the rights and preferences of Series B Preferred Stock.

On September 23, 2011, the Corporation filed the Certificate of Designation with the Delaware Secretary of State.  The Series B Preferred Stock is being issued to the Series B Holder as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Certificate of Designation of Series B Preferred Stock filed with the Delaware Secretary of State on September 23, 2011

10.1	Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the Corporation’s Form 8-K filed on April 14, 2011).

10.2	Form of Preferred Stock Purchase Agreement (incorporated herein by reference to Exhibit to 10.1 to the Corporation’s Form 8-K filed on

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: September 27, 2011	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer